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                                                                     EXHIBIT 4.5
                           AMENDED AND RESTATED 2/8/01

                              DEL WEBB CORPORATION
                            1998 DIRECTOR STOCK PLAN


                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 Establishment of the Plan. Del Webb Corporation, a Delaware corporation (the "Company"), hereby establishes a stock plan for Nonemployee Directors, to be known as the "Del Webb Corporation 1998 Director Stock Plan" (the "Plan"), as set forth in this document. The Plan permits the deferral of Directors' Annual Retainers into grants of Nonqualified Stock Options and Restricted Stock, and sets forth the terms of annual grants of Stock Options to Nonemployee Directors.

         Upon approval by the Board of Directors of Company, and conditioned upon subsequent approval of the Plan by the shareholders of Company, the Plan shall become effective as of July 23, 1998 (the "Effective Date"), and shall remain in effect as provided in Section 1.3. Any Awards made in accordance with the provisions of the Plan prior to shareholder approval are effective when made, but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan at the 1998 annual shareholders meeting or any adjournment thereof, the Plan and any Award made under the Plan shall be void ab initio and of no force or effect.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of Company by linking the personal interests of Nonemployee Directors to those of Company shareholders and to attract and retain Nonemployee Directors of outstanding competence.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 9, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after July 22, 2008.

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                  (a) "Annual Retainer" means the annual fee payable by Company to a Director, including amounts payable for service as a chairperson of a committee of the Board, but excluding meeting fees.

                  (b) "Award" means, individually or collectively, a grant of Nonqualified Stock Options or Restricted Stock under this Plan.


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                  (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                  (d) "Board" or "Board or Directors" means the Board of Directors of Del Webb Corporation, and includes any committee of the Board of Directors designated by the Board to administer part or all of this Plan.

                  (e) A "Change in Control" of Company shall be deemed to have occurred in any or all of the following instances:

                           (1) Any "person" as such term is used in Sections
                  13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

                           (2) During any period of two consecutive years,
                  individuals who at the beginning of such period constitute the Board of Directors of Company and any new Director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                           (3) The stockholders of Company approve a merger or
                  consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                           (4) The stockholders of Company approve a plan of
                  complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

                  For purposes of this Section, the term "Voting Securities" shall mean and include any securities of Company which vote generally for the election of directors.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.



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                  (g) "Committee" means the Human Resources Committee of the
         Board of Directors, or any other committee appointed by the Board to administer this Plan. In any event, unless otherwise specifically provided by the Board, the Committee shall be comprised of at least two individuals each of whom qualifies as a "non-employee director" as defined in Rule 16b-3(b)(3) of the Exchange Act, as it may be amended, replaced, or superseded from time to time.

                  (h) "Company" means Del Webb Corporation, a Delaware corporation, or any successor thereto as provided in Section 10.2 herein.

                  (i) "Director" means any individual who is a member of the Board of Directors of Company.

                  (j) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3). Disability shall be determined by the Board in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

                  (k) "Employee" means any full-time, nonunion, salaried employee of Company. For purposes of this Plan, an individual whose only employment relationship with Company is as a Director shall not be deemed to be an Employee.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

                  (m) "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Committee.

                  (n) "Grant Date" means (i) with respect to Awards granted pursuant to Section 7.1 or 7.3, the effective date of the grant as set forth in Section 7.1 or 7.3, and (ii) with respect to Awards granted pursuant to Sections 6.1, 6.2, 6.3, and 7.2, the tenth (10th) day following the public release of Company's fiscal year-end earnings information.

                  (o) "Nonemployee Director" means any individual who is a member of the Board of Directors of Company, but who is not otherwise an Employee of Company.

                  (p) "Option" means an option to purchase Shares, granted under Articles 6 or 7.

                  (q) "Participant" means a Nonemployee Director of Company who has outstanding an Award granted under the Plan.

                  (r) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in
         Article 6.



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                  (s) "Person" shall have the meaning ascribed to such term in
         Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                  (t) "Restricted Stock" means an Award granted to a Nonemployee Director pursuant to Article 6.

                  (u) "Shares" means the shares of common stock of Del Webb Corporation.

         2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         2.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

                            ARTICLE 3. ADMINISTRATION

         3.1 The Board and the Committee. Subject to the restrictions set forth in this Plan, the Board shall administer the discretionary grant provisions of
Section 7.3 and bear the responsibility for all related administrative matters. The Committee shall be responsible for the administration of all other provisions of the Plan.

         3.2 Administration. The Committee or the Board, as the case may be, shall have full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with the Plan's provisions. The Board shall have full power, except as limited by law or by the Articles of Incorporation or Bylaws of Company, and subject to the provisions herein, to determine the terms and conditions of any discretionary grants made pursuant to
Section 7.3, including, but not limited to, the number of Shares subject to the Option, the exercise price, any restrictions or limitations on any Option, any schedule for lapse of restrictions on the exercisability of an Option, and accelerations or waivers thereof, based in each case on such considerations as the Board in its sole discretion determines.

         3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan may not exceed seventy-five thousand (75,000). The Shares issued as Restricted Stock and the Shares issued pursuant to the Options



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exercised under this Plan may be authorized and unissued Shares or Shares reacquired by Company, as determined by the Committee.

         4.2 Lapsed Awards. If any Option or Share of Restricted Stock granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option and any such Shares of Restricted Stock again shall be available for grant under the Plan.

         4.3 Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options and Restricted Stock granted hereunder, (b) prices per share applicable to outstanding Options and
(c) kind of Shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or
(z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 4.1 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 4.3. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of the Plan.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in this Plan are limited to Nonemployee Directors.

         5.2 Actual Participation. All eligible Nonemployee Directors shall receive grants of Options pursuant to Article 7, and shall be given the opportunity to defer all or a portion of their Annual Retainers into Options and/or Restricted Stock, pursuant to the terms and provisions set forth in
Article 6.

                     ARTICLE 6. DEFERRAL OF ANNUAL RETAINERS

         6.1 Deferral Election. On or before December 31 of each year during the term of this Plan, each Nonemployee Director shall have the ability to elect to defer any portion or all of his or her Annual Retainer, pursuant to the terms of this Article 6. Deferrals may, at the discretion of the Director, be made in the form of discounted Options or Restricted Stock, or a combination thereof.

         The deferral election shall be irrevocable and shall be made by means of a written notice delivered to the Secretary of Company on or before December 31 of the calendar year which ends prior to the beginning of the applicable fiscal year. The deferral election shall state the



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percentage and/or dollar amount of the Director's Annual Retainer which is to be deferred and shall specify whether the deferral is to be in the form of discounted Options or Restricted Stock or a combination thereof.

         Each deferral election by a Director shall relate to the Annual Retainer which is to be earned by the Director for Company's fiscal year which begins in the first calendar year following the calendar year in which the deferral election is made. For example, a deferral election made by a Director on December 31, 1998 will correspond to the deferral of an Annual Retainer which is to be earned by the Director during the fiscal year beginning July 1, 1999, and ending June 30, 2000.

         The effective date of the Award grant relating to Annual Retainer deferrals shall be the Grant Date which falls in the first calendar year following the calendar year in which the applicable deferral election is made. Awards of Restricted Stock pursuant to Annual Retainer deferrals under this Plan also shall be made on the same Grant Date.

         6.2 Terms of Stock Option Deferrals.

                  (a) Number of Shares under Option. The number of Shares which may be purchased under Options issued pursuant to Annual Retainer deferrals shall be determined according to the following formula:

                                          Amount of Deferral
Number of Shares     =
                        --------------------------------------------------------
                            0.25 x Fair Market Value of Shares at Grant Date

                  The Option price for each Share granted pursuant to an Annual Retainer deferral shall equal seventy-five percent (75%) of the Fair Market Value of a Share on the Grant Date. Options are issued using this formula to give the Director who is deferring his or her Annual Retainer an equivalent economic value.

                  (b) Vesting of Options. Options granted under this Article 6 shall vest immediately.

                  (c) Individual Award Agreement or Notification Form. Each Option grant shall be evidenced by an Individual Award Agreement or Notification Form that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan. The Agreement or Notification Form may be delivered electronically. If the Director elects not to accept the award, they must notify the Company in writing within 90 days of the grant date.

                  (d) Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option shall expire on the tenth (10th) anniversary date of its grant.




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                  (e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                  The Option price upon exercise of any Option shall be payable to Company in full either: (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option price, (iii) subject to the approval of the Board in the case of discretionary grants under Section 7.3, or subject to the approval of the Committee in all other cases, pursuant to a cashless exercise arrangement, including a broker-assisted cashless exercise arrangement under Federal Reserve Board Regulation T, or (iv) by a combination of (i), (ii) and (iii). The proceeds from such a payment shall be added to the general funds of Company and shall be used for general corporate purposes.

                  To the extent that a Participant exercises an Option by tendering previously acquired Shares, the Participant may elect to defer the receipt of any "Excess Shares" so acquired, with such election to be made at such time and in such manner as may be prescribed from time to time in rules adopted for purposes of this paragraph. For purposes of this paragraph, the term "Excess Shares" means (i) the difference between the number of Shares that could be received upon exercise of the Option by tendering previously acquired Shares and (ii) the number of previously acquired Shares tendered as payment of the exercise price.

                  (f) Restrictions on Share Transferability. To the extent necessary to ensure that Awards granted hereunder comply with applicable law, the Committee shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Plan, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

                  (g) Termination of Service on Board of Directors. In the event the service of a Participant on the Board is terminated for any reason, any Option acquired pursuant to this Article shall remain exercisable at any time prior to its expiration date, or for one (1) year after the termination of service, whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

                  (h) Transferability of Options. Options granted under the Plan may be transferable to a family member or members, or to a trust or similar entity (including a family limited partnership) benefiting such family member or members, subject to such restrictions, limitations, or conditions as the Human Resources Committee deems to be appropriate.

         6.3 Terms of Restricted Stock Deferrals.

                  (a) Grants of Restricted Stock. The number of shares of Restricted Stock which shall be granted pursuant to an Annual Retainer deferral shall be determined according to the following formula:


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                                           Amount of Deferral
Number of Shares     =
                         -------------------------------------------------------
                                Fair Market Value of Shares at Grant Date

                  Awards of Restricted Stock under this Plan shall be made on the Grant Date which falls within the first (1st) calendar year following the calendar year in which the applicable deferral election was made.

                  (b) Restricted Stock Agreement or Notification Form. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement or Notification Form that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

         (c) Transferability. A Participant who has been granted Shares of Restricted Stock under the Plan may assign or otherwise transfer all or a portion of the rights under the Shares of Restricted Stock to a family member or members, or to a trust or similar entity (including a family limited partnership) benefiting such family member or members, subject to such restrictions, limitations, or conditions as the Human Resources Committee deems to be appropriate.

                  The Period of Restriction for Shares of Restricted Stock awarded pursuant to this Article 6 shall end six (6) months following the Grant Date on which such Shares were issued.

                  (d) Certificate Legend. Each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

                  "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Del Webb Corporation 1998 Director Stock Plan and in a Restricted Stock Agreement or Notification Form. A copy of the Plan and such Restricted Stock Agreement or Notification Form may be obtained from the Secretary of Del Webb Corporation."

                  (e) Removal of Restrictions. Except as otherwise provided in this Plan, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Director shall be entitled to have the legend required by Section 6.3(d) removed from his or her Share certificate.

                  (f) Voting Rights. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

                  (g) Dividends and Other Distributions. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they



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         are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

                  (h) Termination of Service on Board of Directors Due to Death, Disability, or Retirement. In the event that a Director's service on the Board terminates prior to the end of the Period of Restriction by reason of death, Disability, or retirement from the Board after attaining age 72, then the percentage vesting of the Shares of Restricted Stock shall be determined according to a fraction, the numerator of which is the number of full weeks of service on the Board between the applicable Grant Date and the date the Director's service on the Board terminates, and the denominator of which is twenty-six
         (26).

                  Within thirty (30) days after termination of service on the Board, the Director (or his or her legal representative) shall return to Company all of the certificates representing Shares of Restricted Stock. As soon as practicable thereafter, Company shall issue a new certificate representing the number of vested Shares to which the Director is entitled.

                  (i) Termination of Service on Board of Directors for Other Reasons. If the service of a Director on the Board terminates prior to the end of the Period of Restriction for reasons other than death, Disability, or retirement from the Board after attaining age 72, then all Shares of Restricted Stock that are not vested as of the date the Director's service on the Board terminates shall be forfeited to Company (and shall once again become available for grant under the Plan). Within thirty (30) days after the termination of service on the Board, the Director shall return to Company all of the certificates representing his or her Shares of Restricted Stock.


                   ARTICLE 7. INITIAL AND ANNUAL OPTION GRANTS

         7.1 Initial Option Grants. Each individual who first became or becomes a Nonemployee Director on or after July 23, 1998 shall be granted an Option to purchase six thousand (6,000) Shares, effective as of the later of July 23, 1998 or the first Board meeting at which such individual serves as a Nonemployee Director. Effective as of July 23, 1998, each other Nonemployee Director shall be granted an option to purchase the number of Shares equal to such Nonemployee Director's "shortfall". A Nonemployee Director's "shortfall" shall equal the difference between six thousand (6,000) Shares and the number of Shares subject to Options granted to the Director prior to July 23, 1998.

         7.2 Annual Grant of Options. Each Nonemployee Director shall be granted an Option to purchase two thousand (2,000) Shares upon each November 20 of each calendar year commencing in 1998 (less the number of shares granted to the Director under the Del Webb Corporation Director Stock Plan or the Del Webb Corporation 1995 Director Stock Plan during each such calendar year).

         7.3 Discretionary Grants. The Board shall have the authority to grant Options, in addition to those granted under Sections 6.1, 6.2, 7.1 and 7.2, in such amounts and at such times as the Board determines to be appropriate. The specific terms of a discretionary option grant made pursuant to this Section will be subject to all of the provisions of this Article and the



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related Option Agreement or Notification Form. The Grant Date for such Option shall be determined by the Board at the time the Award is made.

         7.4 Individual Award Agreement or Notification Form. Each Option grant shall be evidenced by an Individual Award Agreement or Notification Form that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

         7.5 Option Price. The purchase price per Share for an Option granted pursuant to this Article 7 shall be equal to the Fair Market Value of such Share on the date the Option is granted.

         7.6 Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option granted under this
Article 7 shall expire on the tenth (10th) anniversary of its Grant Date.

         7.7 Vesting and Exercise. Participants shall be entitled to exercise Options granted under this Article 7 at any time and from time to time after the Options vest and prior to the end of the ten (10) year period beginning on the Grant Date of the Option. The Option shall vest according to the following vesting schedule: one-third of the Options shall vest on the first anniversary date of the Grant Date of the Options, and one-third of the Options shall vest on each of the second and third anniversaries of the Grant Date of the Options.

         7.8 Payment. Options granted under this Article 7 shall be exercised in the manner set forth in Section 6.2(e).

         7.9 Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 7 comply with applicable law, the Board shall impose restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 7, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         7.10 Termination of Service Due to Death, Disability, or Retirement. In the event the service of a Participant on the Board is terminated by reason of death, Disability, or retirement from the Board after attaining age 72, and if a portion of the Participant's Award is not fully vested as of the date of termination of service on the Board, then the portion of the Participant's Award which is exercisable as of the date of termination of service on the Board shall be determined by prorating the Award according to the following guidelines:

                           (i) The portion of the Award which is exercisable as
                  of the date of termination of service on the Board shall remain exercisable;

                           (ii) The percentage vesting of the portion of an
                  Award which otherwise would have vested on the anniversary of the Grant Date next following the date on which the Participant's service on the Board terminates (the "Next Vesting Date") will be a fraction, the numerate of which is the number of full weeks of service on the Board during the 12-month period ending on the Next Vesting Date, and the denominator of which is fifty-two (52); and




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                           (iii) Any portion of an Option which is not deemed
                  vested as of the date service to the Board is terminated, including the portion of an Option that is not deemed vested prior to the Next Vesting Date (determined in accordance with Subparagraph (ii) above), and the portion of an Option which would have vested after the Next Vesting Date, shall be forfeited by the Participant and shall again be available for grant under the Plan.

         To the extent an Option is exercisable as of the date of termination of service on the Board, it shall remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death (or the date of termination by reason of Disability or retirement from the Board after attaining age 72, as applicable), whichever period is shorter, by the Participant or such person or persons as shall have been named as the Participant's legal representative or beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

         7.11 Termination of Service on the Board of Directors for Other Reasons. If the service of a Participant on the Board shall terminate for any reason other than for death, Disability or retirement from the Board after attaining age 72, any outstanding Options held by the Participant that are not exercisable as of the date of termination shall be forfeited and lapse. To the extent an Option is exercisable as of the date of termination of the Participant's service on the Board under this Section 7.11, it shall remain exercisable at any time prior to its expiration date, or for one (1) year after the date the Participant's service on the Board terminates, whichever period is shorter.

         7.12 Transferability of Options. Options granted under the Plan may be transferable to a family member or members, or to a trust or similar entity (including a family limited partnership) benefiting such family member or members, subject to such restrictions, limitations, or conditions as the Human Resources Committee deems to be appropriate.

                          ARTICLE 8. CHANGE IN CONTROL

         In the event of a Change in Control of Company, all Awards granted under this Plan that are still outstanding and not yet vested, shall become immediately one hundred percent (100%) vested in each Participant, as of the first date that the definition of Change in Control has been fulfilled, and shall remain as such for the remaining life of the Award, as such life is provided herein, and within the provisions of the related individual Award Agreement or Notification Forms entered into with each Participant. All Options that are exercisable as of the effective date of the Change in Control shall remain as such for the remaining life of the Options.

               ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

         9.1 Amendment, Modification, and Termination. Subject to the terms set forth in this Section 9.1, the Board may terminate, amend, or modify this Plan at any time and from time to time. However, to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Board shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as may be required.




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         9.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

                            ARTICLE 10. MISCELLANEOUS

         10.1 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         10.2 Successors. All obligations of Company under this Plan, with respect to Awards granted hereunder, shall be binding on any successor to Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Company.

         10.3 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         10.4 Governing Law. This Plan, and all agreements or instruments hereunder, shall be governed by the laws of the State of Delaware.






















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